Exhibit 99.1

FOR IMMEDIATE RELEASE
July 17, 2019

FOR ADDITIONAL INFORMATION, PLEASE CONTACT JEAN R. HALE, CHAIRMAN, PRESIDENT, AND C.E.O., COMMUNITY TRUST BANCORP, INC. AT (606) 437-3294

Pikeville, Kentucky:

COMMUNITY TRUST BANCORP, INC. REPORTS RECORD EARNINGS FOR THE SECOND QUARTER 2019

Earnings Summary
(in thousands except per share data)	2Q 2019	1Q 2019	2Q 2018	6 Months 2019	6 Months 2018
Net income	$18,324	$14,939	$11,599	$33,263	$27,413
Earnings per share	$1.03	$0.84	$0.66	$1.88	$1.55
Earnings per share - diluted	$1.03	$0.84	$0.66	$1.88	$1.55

Return on average assets	1.69%	1.42%	1.11%	1.56%	1.33%
Return on average equity	12.45%	10.58%	8.56%	11.54%	10.26%
Efficiency ratio	62.22%	60.57%	66.05%	61.39%	62.67%
Tangible common equity	12.27%	12.05%	11.51%

Dividends declared per share	$0.36	$0.36	$0.33	$0.72	$0.66
Book value per share	$33.46	$32.50	$30.59

Weighted average shares	17,721	17,712	17,687	17,717	17,679
Weighted average shares - diluted	17,733	17,723	17,703	17,728	17,695

Community Trust Bancorp, Inc. (NASDAQ-CTBI) reports earnings for the second quarter 2019 of $18.3 million, or $1.03 per basic share, compared to $14.9 million, or $0.84 per basic share, earned during the first quarter 2019 and $11.6 million, or $0.66 per basic share, earned during the second quarter 2018.  Earnings for the six months ended June 30, 2019 were $33.3 million, or $1.88 per basic share, compared to $27.4 million, or $1.55 per basic share, earned during the six months ended June 30, 2018.

2nd Quarter 2019 Highlights

❖	Net interest income for the quarter of $36.0 million was flat to prior quarter, but an increase of $0.9 million, or 2.5%, from second quarter 2018.

❖	Provision for loan losses for the quarter ended June 30, 2019 increased $1.4 million from prior quarter but decreased $0.4 million from prior year same quarter.

❖	Our loan portfolio increased $2.5 million, an annualized 0.3%, during the quarter and $23.2 million, or 0.7%, from June 30, 2018.

❖
Net loan charge-offs for the quarter ended June 30, 2019 were $1.6 million, or 0.20% of average loans annualized, compared to $1.1 million, or 0.14%, experienced for the first quarter 2019 and $1.3 million, or 0.17%, for the second quarter 2018.

❖
Nonperforming loans at $24.0 million decreased $1.4 million from March 31, 2019 but increased $2.0 million from June 30, 2018.  Nonperforming assets at $46.5 million decreased $3.9 million from March 31, 2019 and $5.8 million from June 30, 2018.

❖	Deposits, including repurchase agreements, increased $49.8 million, an annualized 5.5%, during the quarter and $112.2 million, or 3.2%, from June 30, 2018.

❖	Noninterest income for the quarter ended June 30, 2019 of $12.3 million was a $0.1 million increase over prior quarter, but a decrease of $1.5 million, or 10.8%, from prior year same quarter.

❖	Noninterest expense for the quarter ended June 30, 2019 of $30.0 million increased $0.9 million, or 3.3%, from prior quarter, but decreased $2.4 million, or 7.4%, from prior year same quarter.

❖
In April 2019, Kentucky enacted HB458.  HB458 allows for combined filing of state income taxes with CTBI and its subsidiaries, Community Trust Bank, Inc. and Community Trust and Investment Company, Inc.  CTBI had previously filed a separate company return and generated net operating losses, in which it had maintained a valuation allowance against the related deferred tax asset.  HB458 also allows for certain net operating losses to be utilized on a combined return.  CTBI expects to file a combined return, beginning in 2021, and to utilize these previously generated losses.  The tax benefit recorded in the second quarter 2019 to reverse the valuation allowance on the deferred tax asset for these losses was $3.6 million, or $0.21 per basic share.

Net Interest Income

Net interest income for the quarter of $36.0 million was relatively flat to prior quarter, but an increase of $0.9 million, or 2.5%, from second quarter 2018.  Our net interest margin at 3.57% declined 13 basis points from prior quarter and 4 basis points from prior year same quarter, while our average earning assets increased $102.8 million and $141.3 million, respectively, during those same periods.  Our yield on average earning assets decreased 8 basis points from prior quarter but increased 32 basis points from prior year same quarter, and our cost of funds increased 7 basis points from prior quarter and 52 basis points from prior year same quarter.  Our ratio of average loans to deposits, including repurchase agreements, was 87.3% for the quarter ended June 30, 2019 compared to 89.9% for the quarter ended March 31, 2019 and 88.1% for the quarter ended June 30, 2018.  Net interest income for the six months ended June 30, 2019 increased $2.3 million, or 3.3%, from June 30, 2018.

Noninterest Income

Noninterest income for the quarter ended June 30, 2019 of $12.3 million was a $0.1 million increase over prior quarter, but a decrease of $1.5 million, or 10.8%, from prior year same quarter.  The decrease in noninterest income from prior year was primarily the result of a $0.5 million decrease in loan related fees due to a decline in the fair market value of our mortgage servicing rights, along with a $1.0 million decrease in other operating revenue.  Other operating revenue for the second quarter 2018 included a gain on the sale of a partnership interest resulting from a low income housing tax credit recapture.  Noninterest income for the six months ended June 30, 2019 was a $2.6 million, or 9.7%, decrease from prior year.

Noninterest Expense

Noninterest expense for the quarter ended June 30, 2019 of $30.0 million increased $0.9 million, or 3.3%, from prior quarter, but decreased $2.4 million, or 7.4%, from prior year same quarter.  The increase in noninterest expense from prior quarter consisted of increases in FDIC insurance ($0.2 million), net other real estate owned expense ($0.3 million), operating losses ($0.2 million), loan related expense ($0.2 million), and other direct expense ($0.4 million), partially offset by a $0.3 million decrease in repossession expense.  The $0.4 million increase in other direct expense was the result of increased amortization expense related to tax credits.  The decrease from prior year was due to the previously disclosed $3.6 million accrual in June 2018 for customer reimbursements, partially offset by a $0.7 million increase in personnel expense.  The increase in personnel expense included a $0.9 million increase in salaries, partially offset by a $0.3 million decrease in the cost of group medical insurance.  Noninterest expense for the six months ended June 30, 2019 was $59.1 million, a $2.0 million, or 3.3%, decrease from the first six months of 2018.

Balance Sheet Review

CTBI’s total assets at $4.4 billion increased $64.0 million, or 5.9% annualized, from March 31, 2019 and $172.1 million, or 4.1%, from June 30, 2018.  Loans outstanding at June 30, 2019 were $3.2 billion, an increase of $2.5 million, an annualized 0.3%, from March 31, 2019 and $23.2 million, or 0.7%, from June 30, 2018.  We experienced increases during the quarter of $2.0 million in the commercial loan portfolio, $7.1 million in the residential loan portfolio, and $3.3 million in the direct consumer loan portfolio, offset by a decrease of $9.9 million in the indirect consumer loan portfolio.  CTBI’s investment portfolio decreased $7.5 million, or an annualized 5.0%, from March 31, 2019 but increased $7.5 million, or 1.3%, from June 30, 2018.  Deposits in other banks increased $67.8 million from prior quarter and $120.3 million from prior year same quarter, as the yield earned was favorable to other investment alternatives.  Deposits, including repurchase agreements, at $3.7 billion increased $49.8 million, or an annualized 5.5%, from March 31, 2019 and $112.2 million, or 3.2%, from June 30, 2018.

Shareholders’ equity at June 30, 2019 was $594.7 million, a 11.9% annualized increase from the $577.5 million at March 31, 2019 and a 9.7% increase from the $542.2 million at June 30, 2018.  CTBI’s annualized dividend yield to shareholders as of June 30, 2019 was 3.41%.

Asset Quality

CTBI’s total nonperforming loans, not including performing troubled debt restructurings, were $24.0 million, or 0.75% of total loans, at June 30, 2019 compared to $25.4 million, or 0.80% of total loans, at March 31, 2019 and $22.0 million, or 0.69% of total loans, at June 30, 2018.  Accruing loans 90+ days past due decreased $1.9 million from prior quarter but increased $3.9 million from June 30, 2018.  Nonaccrual loans increased $0.5 million during the quarter but decreased $1.9 million from June 30, 2018.  Accruing loans 30-89 days past due at $30.6 million was an increase of $8.8 million from prior quarter and $7.1 million from June 30, 2018.  The increase in loans 30-89 days past due is primarily two credits, both of which are well collateralized.  Our loan portfolio management processes focus on the immediate identification, management, and resolution of problem loans to maximize recovery and minimize loss.  Impaired loans, loans not expected to meet contractual principal and interest payments other than insignificant delays, at June 30, 2019 totaled $54.6 million, compared to $50.4 million at March 31, 2019 and $46.7 million at June 30, 2018.

Our level of foreclosed properties at $22.5 million at June 30, 2019 was a $2.5 million decrease from the $25.0 million at March 31, 2019 and a $7.8 million decrease from the $30.3 million at June 30, 2018.  Sales of foreclosed properties for the quarter ended June 30, 2019 totaled $2.1 million while new foreclosed properties totaled $0.4 million.  At June 30, 2019, the book value of properties under contracts to sell was $1.6 million; however, the closings had not occurred at quarter-end.  Write-downs on foreclosed properties for the second quarter 2019 totaled $0.7 million compared to $0.4 million in the first quarter 2019 and $0.9 million in the second quarter 2018.  As disclosed in our Form 10-K for the year ended December 31, 2018, CTBI is required to dispose of any foreclosed property that has not been sold within 10 years.  As of December 31, 2018, foreclosed property with a total book value of $2.4 million had been held by us for at least nine years.  During the first six months of 2019, we disposed of $1.8 million of this total.  At June 30, 2019, foreclosed property with a total book value of $0.6 million had been held by us for at least nine years.

Net loan charge-offs for the quarter ended June 30, 2019 were $1.6 million, or 0.20% of average loans annualized, compared to $1.1 million, or 0.14%, experienced for the first quarter 2019 and $1.3 million, or 0.17%, for the second quarter 2018.  Of the net charge-offs for the quarter, $0.9 million were in commercial loans, $0.2 million were in indirect consumer loans, $0.2 million were in residential loans, and $0.3 million were in direct consumer loans.  Allocations to loan loss reserves were $1.6 million for the quarter ended June 30, 2019 compared to $0.2 million for the quarter ended March 31, 2019 and $1.9 million for the quarter ended June 30, 2018.  Our reserve coverage (allowance for loan and lease loss reserve to nonperforming loans) at June 30, 2019 was 146.0% compared to 137.8% at March 31, 2019 and 162.6% at June 30, 2018.  Our loan loss reserve as a percentage of total loans outstanding at June 30, 2019 and March 31, 2019 was 1.10%, down from the 1.13% at June 30, 2018.

Forward-Looking Statements

Certain of the statements contained herein that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act. Community Trust Bancorp, Inc.’s (“CTBI”) actual results may differ materially from those included in the forward-looking statements. Forward-looking statements are typically identified by words or phrases such as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “may increase,” “may fluctuate,” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” and “could.” These forward-looking statements involve risks and uncertainties including, but not limited to, economic conditions, portfolio growth, the credit performance of the portfolios, including bankruptcies, and seasonal factors; changes in general economic conditions including the performance of financial markets, prevailing inflation and interest rates, realized gains from sales of investments, gains from asset sales, and losses on commercial lending activities; results of various investment activities; the effects of competitors’ pricing policies, changes in laws and regulations, competition, and demographic changes on target market populations’ savings and financial planning needs; industry changes in information technology systems on which we are highly dependent; failure of acquisitions to produce revenue enhancements or cost savings at levels or within the time frames originally anticipated or unforeseen integration difficulties; and the resolution of legal  proceedings and related matters.  In addition, the banking industry in general is subject to various monetary, operational, and fiscal policies and regulations, which include, but are not limited to, those determined by the Federal Reserve Board, the Federal Deposit Insurance Corporation, the Consumer Financial Protection Bureau, and state regulators, whose policies and regulations could affect CTBI’s results.  These statements are representative only on the date hereof, and CTBI undertakes no obligation to update any forward-looking statements made.

Community Trust Bancorp, Inc., with assets of $4.4 billion, is headquartered in Pikeville, Kentucky and has 70 banking locations across eastern, northeastern, central, and south central Kentucky, six banking locations in southern West Virginia, three banking locations in northeastern Tennessee, four trust offices across Kentucky, and one trust office in Tennessee.

Additional information follows.

Community Trust Bancorp, Inc.
Financial Summary (Unaudited)
June 30, 2019
(in thousands except per share data and # of employees)

	Three	Three	Three	Six	Six
	Months	Months	Months	Months	Months
	Ended	Ended	Ended	Ended	Ended
	June 30, 2019	March 31, 2019	June 30, 2018	June 30, 2019	June 30, 2018
Interest income	$46,817	$45,889	$42,025	$92,706	$82,605
Interest expense	10,790	9,906	6,877	20,696	12,866
Net interest income	36,027	35,983	35,148	72,010	69,739
Loan loss provision	1,563	190	1,929	1,753	2,875

Gains on sales of loans	518	330	304	848	583
Deposit service charges	6,525	6,120	6,480	12,645	12,701
Trust revenue	2,765	2,575	2,856	5,340	5,814
Loan related fees	440	573	919	1,013	2,063
Securities gains (losses)	204	356	2	560	(286)
Other noninterest income	1,800	2,216	3,179	4,016	6,175
Total noninterest income	12,252	12,170	13,740	24,422	27,050

Personnel expense	16,087	15,959	15,422	32,046	31,041
Occupancy and equipment	2,561	2,790	2,770	5,351	5,603
Data processing expense	1,789	1,763	1,634	3,552	3,270
FDIC insurance premiums	369	177	279	546	593
Other noninterest expense	9,224	8,394	12,334	17,618	20,613
Total noninterest expense	30,030	29,083	32,439	59,113	61,120

Net income before taxes	16,686	18,880	14,520	35,566	32,794
Income taxes	(1,638)	3,941	2,921	2,303	5,381
Net income	$18,324	$14,939	$11,599	$33,263	$27,413

Memo: TEQ interest income	$47,009	$46,109	$42,253	$93,118	$83,057

Average shares outstanding	17,721	17,712	17,687	17,717	17,679
Diluted average shares outstanding	17,733	17,723	17,703	17,728	17,695
Basic earnings per share	$1.03	$0.84	$0.66	$1.88	$1.55
Diluted earnings per share	$1.03	$0.84	$0.66	$1.88	$1.55
Dividends per share	$0.36	$0.36	$0.33	$0.72	$0.66

Average balances:
Loans	$3,178,903	$3,195,348	$3,131,964	$3,187,080	$3,121,610
Earning assets	4,069,323	3,966,483	3,928,066	4,018,187	3,899,314
Total assets	4,353,936	4,252,544	4,196,693	4,303,520	4,170,557
Deposits, including repurchase agreements	3,640,061	3,555,931	3,556,340	3,598,228	3,533,938
Interest bearing liabilities	2,883,586	2,813,957	2,818,168	2,848,964	2,800,410
Shareholders' equity	590,240	572,559	543,513	581,448	538,921

Performance ratios:
Return on average assets	1.69%	1.42%	1.11%	1.56%	1.33%
Return on average equity	12.45%	10.58%	8.56%	11.54%	10.26%
Yield on average earning assets (tax equivalent)	4.63%	4.71%	4.31%	4.67%	4.30%
Cost of interest bearing funds (tax equivalent)	1.50%	1.43%	0.98%	1.46%	0.93%
Net interest margin (tax equivalent)	3.57%	3.70%	3.61%	3.63%	3.63%
Efficiency ratio (tax equivalent)	62.22%	60.57%	66.05%	61.39%	62.67%

Loan charge-offs	$2,797	$2,055	$2,526	$4,852	$5,503
Recoveries	(1,228)	(961)	(1,179)	(2,189)	(2,248)
Net charge-offs	$1,569	$1,094	$1,347	$2,663	$3,255

Market Price:
High	$43.60	$43.75	$53.00	$43.75	$53.00
Low	$39.45	$38.03	$43.95	$38.03	$43.00
Close	$42.29	$41.06	$49.95	$42.29	$49.95

Community Trust Bancorp, Inc.
Financial Summary (Unaudited)
June 30, 2019
(in thousands except per share data and # of employees)

	As of	As of	As of
	June 30, 2019	March 31, 2019	June 30, 2018
Assets:
Loans	$3,192,207	$3,189,732	$3,169,042
Loan loss reserve	(34,998)	(35,004)	(35,771)
Net loans	3,157,209	3,154,728	3,133,271
Loans held for sale	1,067	13,649	1,093
Securities AFS	591,586	599,299	585,764
Securities HTM	619	619	659
Equity securities at fair value	1,727	1,528	-
Other equity investments	16,247	17,148	22,814
Other earning assets	271,186	207,876	150,880
Cash and due from banks	52,545	49,302	54,987
Premises and equipment	44,404	44,554	46,483
Right of use asset	15,028	15,128	-
Goodwill and core deposit intangible	65,490	65,490	65,490
Other assets	160,149	143,972	143,745
Total Assets	$4,377,257	$4,313,293	$4,205,186

Liabilities and Equity:
NOW accounts	$51,209	$51,656	$51,563
Savings deposits	1,445,166	1,366,093	1,156,601
CD's >=$100,000	569,829	578,043	694,641
Other time deposits	537,933	545,315	587,078
Total interest bearing deposits	2,604,137	2,541,107	2,489,883
Noninterest bearing deposits	833,044	841,996	819,525
Total deposits	3,437,181	3,383,103	3,309,408
Repurchase agreements	233,238	237,506	248,781
Other interest bearing liabilities	63,667	61,572	68,121
Lease liability	15,544	15,743	-
Other noninterest bearing liabilities	32,919	37,862	36,701
Total liabilities	3,782,549	3,735,786	3,663,011
Shareholders' equity	594,708	577,507	542,175
Total Liabilities and Equity	$4,377,257	$4,313,293	$4,205,186

Ending shares outstanding	17,772	17,768	17,725
Memo: Market value of HTM securities	$619	$619	$660

30 - 89 days past due loans	$30,616	$21,792	$23,488
90 days past due loans	11,076	13,016	7,189
Nonaccrual loans	12,902	12,378	14,812
Restructured loans (excluding 90 days past due and nonaccrual)	60,713	57,553	56,814
Foreclosed properties	22,536	24,970	30,262
Other repossessed assets	-	-	83

Common equity Tier 1 capital	16.83%	16.49%	15.80%
Tier 1 leverage ratio	13.61%	13.62%	13.11%
Tier 1 risk-based capital ratio	18.67%	18.34%	17.67%
Total risk based capital ratio	19.80%	19.47%	18.84%
Tangible equity to tangible assets ratio	12.27%	12.05%	11.51%
FTE employees	1,002	988	988